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                       TRIDEX CORPORATION AND SUBSIDIARIES

                  EXHIBIT 11.1 COMPUTATION OF PER SHARE EARNINGS

                (Dollars in thousands, except per share amounts)


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


                                                                       Years Ended December 31,
                                                      ---------------------   ---------------------   -----------
                                                                 1999                    1998          1997
                                                      ---------------------   ---------------------   -----------
BASIC
  EARNINGS:
     Loss from continuing operations                  $             (16,271)  $             (14,943)  $      (902)
     Income from discontinued operations                              1,506                     797           867
     Net loss available to common                     =====================   =====================   ===========
        stockholders                                  $             (14,765)  $             (14,146)  $       (35)
                                                       =====================   =====================   ===========


  SHARES:
       Average common shares outstanding                          6,368,000               6,077,000     5,157,000
                                                      =====================   =====================   ===========

  EARNINGS PER COMMON SHARE - BASIC:
     Loss from continuing operations                  $               (2.56)  $               (2.46)  $     (0.18)
     Income from discontinued operations                               0.24                    0.13          0.17
                                                      =====================   =====================   ===========
     Net loss                                         $               (2.32)  $               (2.33)  $     (0.01)
                                                      =====================   =====================   ===========
---------------------------------------------------------------------------   ---------------------   -----------

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